Operating and Other Financial Data:

	Historical					Pro Forma
	Year Ended December 31,			Nine Months Ended September 30,		Year Ended December 31,	Nine Months Ended September 30,
	2006	2007	2008	2008	2009	2008	2009
	(In millions, except per unit data)
Consolidated revenues:
Investment Management	$1,104	$588	$(2,783)	$(1,290)	$1,575	$(2,783)	$1,575
Automotive(1)	—	—	5,727	4,392	3,976	5,727	3,976
Metals	715	834	1,243	1,144	273	1,243	273
Real Estate	137	113	103	75	71	103	71
Home Fashion	898	706	438	328	270	438	270
Holding Company	152	250	299	142	6	299	6
Railcar	—	—	—	—	—	821	348
Food/Packaging	—	—	—	—	—	289	222
	$3,006	$2,491	$5,027	$4,791	$6,171	$6,137	$6,741
Adjusted EBITDA before
non-controlling interest(3) :
Investment Management	$1,035	$503	$(2,837)	$(1,338)	$1,474	$(2,837)	$1,474
Automotive(1)	—	—	635	536	345	635	345
Metals	55	47	122	134	(20)	122	(20)
Real Estate	37	30	35	21	34	35	34
Home Fashion	(60)	(73)	(35)	(26)	(19)	(35)	(19)
Holding Company	126	213	119	122	(5)	119	(5)
Railcar	—	—	—	—	—	91	40
Food/Packaging	—	—	—	—	—	39	40
	$1,193	$720	$(1,961)	$(551)	$1,809	$(1,831)	$1,889
Adjusted EBITDA
attributable to Icahn
Enterprises(3) :
Investment Management	$260	$172	$(334)	$(157)	$460	$(334)	$460
Automotive(1)	—	—	478	401	255	478	255
Metals	55	47	122	134	(20)	122	(20)
Real Estate	37	30	35	21	34	35	34
Home Fashion	(43)	(55)	(22)	(17)	(12)	(22)	(12)
Holding Company	126	213	119	122	(5)	119	(5)
Railcar	—	—	—	—	—	49	22
Food/Packaging	—	—	—	—	—	28	29
	$435	$407	$398	$504	$712	$475	$763
Other financial data:
Capital expenditures	$30	$60	$794	$699	$158	$859	$188
Cash distributions
declared per LP unit	0.40	0.55	1.00	0.75	0.75	1.00	0.75

The following table reconciles, on a basis attributable to Icahn Enterprises, net income attributable to Icahn Enterprises to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated:

	Historical					Pro Forma
	Year Ended December 31,			Nine Months Ended September 30,		Year Ended December 31,	Nine Months Ended September 30,
	2006	2007	2008	2008	2009	2008	2009
	(In millions)
Attributable to
Icahn Enterprises:
Net income (loss)	$1,108	$308	$(43)	$425	$241	$(119)	$217
Interest expense	134	157	273	216	184	344	239
Income tax expense (benefit)	(8)	23	308	357	(24)	326	(20)
Depreciation, depletion and
amortization	158	32	248	174	215	268	231
EBITDA attributable to
Icahn Enterprises	$1,392	$520	$786	$1,172	$616	$819	$667
Impairments of assets(a)	$7	$19	$337	$6	$21	$337	$21
Restructuring costs(b)	8	13	117	22	38	117	38
Purchase accounting inventory
adjustment(c)	—	—	54	54	—	54	—
Non-cash pension expenses(d)	—	—	3	3	38	3	38
Discontinued operations(e)	(972)	(145)	(753)	(753)	(1)	(753)	(1)
Gain/loss on extinguishment
of debt(f)	—	—	(146)	—	—	(102)	—
Adjusted EBITDA attributable
to Icahn Enterprises	$435	$407	$398	$504	$712	$475	$763

(a)	Represents asset impairment charges, primarily relating to our Automotive segment in 2008, related to goodwill and other indefinite-lived intangible assets.

(b)
Restructuring costs represent expenses incurred primarily by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best- cost countries.

(c)
In connection with the application of purchase accounting upon the acquisition of Federal-Mogul, effective March 1, 2008, we adjusted Federal-Mogul’s inventory balance as of March 1, 2008 to fair value. This resulted in an additional non-cash charge to cost of goods sold during the fiscal year ended December 31, 2008 which is reflected net of non-controlling interest.

(d)	Represents non-cash expense associated with Federal-Mogul’s U.S. based pension plans, net of non-controlling interest.

(e)
Discontinued operations primarily include the operating results of and gains on sales of our former oil and gas operations which were sold in November 2006 and our former gaming segment, ACEP, which was sold in February 2008.

(f)
During the fourth quarter of the fiscal year ended December 31, 2008, we purchased outstanding debt of entities in our consolidated financial statements in the principal amount of $352 million and recognized an aggregate gain of $146 million. The pro forma amount also includes $44 million of expenses, primarily representing the net effect of the consent payments and the write- off of the unamortized deferred financing costs and debt discounts associated with the repayment of our Existing Notes.